Exhibit 10.1

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

AND OTHER LOAN DOCUMENTS

THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) is made and entered into as of March 31, 2011, by and between UNILENS CORP. USA, a Delaware corporation and UNILENS VISION SCIENCES INC., a Delaware corporation (together, “Borrower”) and REGIONS BANK, an Alabama corporation (“Lender”).

RECITALS

A. Pursuant to that certain Credit and Security Agreement dated as of November 9, 2009, as amended by that certain Joinder Agreement and First Amendment to Credit and Security Agreement and Other Loan Documents dated as of August 12, 2010 (as the same may be amended, supplemented, modified and restated from time to time, collectively, the “Loan Agreement”), Lender has agreed to make a Term Loan and Revolving Loan (as defined in the Loan Agreement) to Borrower.

B. Borrower has requested that Lender amend the terms of the Term Loan and the Loan Agreement, and Lender has agreed to do so upon the terms and subject to the conditions set forth herein and in the Loan Agreement provided (among other things) that the parties hereto execute and deliver this Amendment and otherwise comply with the agreements set forth herein and in the Loan Agreement.

C. In furtherance of the foregoing, the parties hereto desire to enter into this Amendment to amend the Loan Agreement and the other loan documents executed in connection therewith (collectively, “Loan Documents”) in certain respects as provided herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions, premises and other mutual covenants set forth in this Amendment, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

Section 1. Definitions. Unless otherwise defined herein, all capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

Section 2. Modification of Loan Agreement. The Loan Agreement is hereby modified as follows:

(a) The following terms are added to Section 1.1 of the Loan Agreement:

“Dividends: actual dividends declared or paid following the end of a quarter, as reported in the financial statements for such quarter, multiplied times four (4).”

“EBIDAR: Borrower’s earnings before interest expense, depreciation, amortization expense and rent/lease expense.”

“Excess EBIDAR: the amount of EBIDAR (as defined above) for the quarter being tested remaining after the required Fixed Charges in the Fixed Charge Coverage Ratio have been covered 1.20 to 1.00 for the quarter being tested.”

“Fixed Charges: current maturities of long-term debt plus scheduled principal payments on capital lease obligations, interest expense, rent expense, maintenance capital expenditures (calculated at twenty percent (20%) of depreciation expense), and Dividends.”

(b) The definition of “Fixed Charge Coverage Ratio” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Fixed Charge Coverage Ratio: EBIDAR divided by Fixed Charges.”

(c) Section 9.2(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(c) declare or pay, or cause or permit any of its Subsidiaries to declare or pay, dividends upon any of Borrower’s or a Subsidiary’s Stock or make, or cause or permit any of its Subsidiaries to make, any distributions of Borrower’s or a Subsidiary’s property or assets or make, or cause or permit any of its Subsidiaries to make, any loans, advances or extensions of credit, except on ordinary credit terms in connection with sales of Inventory in the ordinary course of business, to any Person, including, without limitation, any of Borrower’s or a Subsidiary’s Affiliates, officers or employees, except dividends, distributions, loans, advances or extensions of credit from a Subsidiary to Borrower; provided that Borrower may issue cash dividends upon its Stock to Guarantor to pay a $0.045 per share cash dividend to the holders of its common shares per quarter without the prior written consent of Lender.”

Section 3. Representations and Warranties.

(a) Notwithstanding any other provision of this Amendment, each Borrower hereby (a) confirms and makes all of the representations and warranties set forth in the Loan Agreement and other Loan Documents with respect to Borrower and confirms that they are true and correct in all material respects, (b) represents and warrants that they are Affiliates of each other, and (c) specifically represents and warrants to Lender that it has good and marketable title to all of its respective Collateral (if any), free and clear of any Lien or security interest in favor of any other Person.

(b) Each Borrower hereby represents and warrants as of the date of this Amendment as follows: (i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its articles of incorporation, bylaws, or other organizational documents, or (B) any applicable law; (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person (except for those that have already been obtained), is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, by or against it; (iv) this Amendment has been duly executed and delivered by it; (v) this Amendment constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and (vi) it is not in default under the Loan Agreement and no Event of Default exists, has occurred or is continuing.

Section 4. Reference to the Effect. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended by this Amendment. Except as specifically amended hereby, the Loan Agreement and all other Loan Documents shall remain in full force and effect and the terms thereof are expressly incorporated herein and are ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as or constitute, a novation or an accord and satisfaction but shall constitute an amendment of the Loan Agreement and the other Loan Documents. The parties hereto agree to be bound by the terms and conditions of the Loan Agreement and the other Loan Documents as amended by this Amendment as though such terms and conditions were set forth herein in full. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document or any other documents, instruments and agreements executed or delivered in connection therewith or of any default or Event of Default under any of the foregoing whether arising before or after the date hereof or as a result of performance hereunder.

Section 5. Governing Law and Jury Trial. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL PROVISION OF THE LOAN AGREEMENT.

Section 6. Headings and Counterparts. The captions in this Amendment are intended for convenience and reference only and do not constitute and shall not be interpreted as part of this Amendment and shall not affect the meaning or interpretation of this Amendment. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. This Amendment may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for all purposes, and each party to this Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Amendment.

Section 7. Amendments. This Amendment may not be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by the written agreement of Lender and Borrower. This Amendment shall be considered part of the Loan Agreement and the other Loan Documents for all purposes.

Section 8. Entire Agreement. This Amendment, the Loan Agreement, and the other Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

Section 9. Miscellaneous. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine. This Amendment shall inure to the benefit of Lender, all future holders of any note, any of the Obligations or any of the Collateral and all of Lender’s transferees, and each of their respective successors and permitted assigns.

Borrower may not assign, delegate or transfer this Amendment or any of its rights or obligations under this Amendment without the prior written consent of Lender. No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of Borrower or any guarantor. Nothing contained in this Amendment shall be construed as a delegation to Lender of any Borrower’s duty of performance, including, without limitation, any duties under any account or contract in which Lender has a security interest or Lien. This Amendment shall be binding upon Borrower and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties have caused this Second Amendment to Credit and Security Agreement and Other Loan Documents to be executed by their respective officers thereunto duly authorized as of the date first written above.

LENDER:	REGIONS BANK, an Alabama banking corporation

	By:	/s/ David M. Risen
	Name:	David M. Risen
	Title:	Assistant Vice President

BORROWER:	UNILENS CORP. USA, a Delaware corporation

	By:	/s/ Michael J. Pecora
Michael J. Pecora
President

UNILENS VISION SCIENCES INC., a Delaware corporation

	By:	/s/ Joan L. Yori
Joan L. Yori Vice President